Exhibit 5.2

HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200
FAX 804 • 788 • 8218

FILE NO: 58036.000020

May 24, 2013

Insmed Incorporated

11 Deer Park Drive

Monmouth Junction, New Jersey 08852

Insmed Incorporated

Registration Statement on Form S-3

for up to $100,000,000 Aggregate Offering Price of Securities

Ladies and Gentlemen:

We have acted as special Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration and proposed offering and sale by the Company from time to time of up to $100,000,000 aggregate offering price of (i) shares of its common stock, par value $0.01 per share (“Common Stock”), (ii) shares of its preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) depositary shares representing fractional interests in shares of Preferred Stock evidenced by depositary receipts (“Depositary Shares”), (iv) stock purchase contracts representing contractual obligations to purchase at a future date a specified number of shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Stock Purchase Contracts”), (v) warrants to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities or units of two or more of these types of securities (“Warrants”), (vi) senior debt securities (“Senior Debt Securities”), (vii) subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, “Debt Securities”) and (viii) units consisting of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Stock Purchase Contracts, Debt Securities, Warrants or any combination thereof (“Units”).  The Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Warrants, Debt Securities and Units are collectively referred to herein as the “Securities.”  The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time

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McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON

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to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company’s Board of Directors and (v) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on May 23, 2013, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.                                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia with the corporate power to issue the Securities and, to the extent applicable, create the obligations arising out of the Securities.

2.                                      With respect to any Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the issuance of the Common Stock from the then authorized number of shares of Common Stock available and (b) the Common Stock has been offered and sold by the Company in accordance with the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement, and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

3.                                      With respect to any Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize the terms and approve the issuance of such series of Preferred Stock from the then authorized number of shares of Preferred Stock available, (b) articles of amendment for such series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (c) such series of Preferred Stock has been offered and sold by the Company in accordance with the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement, and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Preferred Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and the reference to our firm under the heading “Validity of the Securities” in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton & Williams LLP